UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2015

ACTAVIS PLC

(Exact Name of Registrant as Specified in its Charter)

Ireland	000-55075	98-1114402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Grand Canal Square, Docklands

Dublin 2, Ireland

(Address of Principal Executive Offices)

(862) 261-7000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On January 12, 2015, Actavis plc (“Actavis”) and Allergan, Inc. (“Allergan”) issued a joint press release to announce that the U.S. Federal Trade Commission (the “FTC”) granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), with respect to Actavis’ pending acquisition of Allergan. On December 1, 2014, Actavis and Allegan filed Pre-Merger Notification and Report Forms required under the HSR Act with the FTC. On December 29, 2014, Actavis voluntarily withdrew and subsequently re-filed these forms. The early termination of the waiting period under the HSR Act satisfies one of the conditions to the closing of the pending acquisition, which remains subject to other customary closing conditions, including receipt of shareholder and other regulatory approvals.

In the same press release, Actavis and Allergan also announced that they have set the close of business on January 22, 2015 as the record date for determining the shareholders that will be entitled to vote at their respective special meetings of shareholders to be held in connection with the pending acquisition. The date, time and location of each company’s special meeting will be set and announced at a later time.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release issued by Actavis plc and Allergan, Inc. on January 12, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Actavis plc

Date: January 12, 2015	By:	/s/ A. Robert D. Bailey
	Name:	A. Robert D. Bailey
	Title:	Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

99.1	Press Release issued by Actavis plc and Allergan, Inc. on January 12, 2015